Exhibit 4.1

. ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# CLASS A COMMON STOCK CLASS A COMMON STOCK PO PAR VALUE $0.0001 MR m ADDADDADDADD 4321 A Box -I ETHOS DESIGNATIONSAMPLE 43004, Certificate Shares (IF :::c: Number ** 000000 ****************** ANY) ZQ00000000 *** 000000 ***************** G **** 000000 **************** Providence ***** 000000 *************** RI u, Ethos Technologies Inc. ****** 000000 ************** INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA 02940 **** ** Mr Mr . Alexander . Alexander David David Sample Sample **** **** Mr. Mr Alexander . Alexander David David Sample Sample **** Mr **** . Alexander Mr. Alexander David David Sample Sample **** Mr **** . Alexander Mr. Alexander David Sample David Sample **** Mr . **** Alexander Mr. Alexander David Sample David SEE REVERSE FOR CERTAIN DEFINITIONS - THIS CERTIFIES THAT Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander 3004 David Alexander Sample David **** Sample MrMR . Alexander **** Mr. Alexander .David SAMPLE Sample David**** Sample Mr. Alexander **** Mr. Alexander David &Sample David MRS Sample **** Mr.**** Alexander Mr.Alexander SAMPLE DavidDavid Sample Sample **** Mr **** . Alexander Mr. Alexander &David David Sample Sample **** **** Mr. CUSIP 29765A 10 1 Mr ****. Alexander Mr. Alexander David David Sample Sample **** Mr **** . Alexander Mr. Alexander DavidDavid Sample Sample **** Mr**** . Alexander Mr. Alexander David Sample David Sample **** Mr.**** Alexander Mr. Alexander David Sample David Sample **** Mr. **** Alexander Mr. Alexander David Sample David David Sample Sample **** Mr .**** Alexander Mr. Alexander MR David Sample David . Sample **** SAMPLE Mr.**** Alexander Mr. Alexander David Sample David **** Sample &Mr . Alexander MRS **** Mr. Alexander David Sample . David SAMPLE **** Sample Mr. Alexander **** Mr. Alexander David Sample David **** Sample Mr. Alexander **** Mr. Alexander Mr. Alexander David David Sample Sample **** **** Mr. Alexander Mr. Alexander David David Sample Sample **** **** Mr. Alexander Mr. Alexander David David Sample Sample **** Mr **** . Alexander Mr. Alexander David David Sample Sample **** Mr **** . Alexander Mr. Sample David **** Sample Mr. Sample **** is the owner of **00000 0** Shares****000000 ** Shares****000000** Shares****00000 0** Shares****00 0000** Shares** **000000** Shares*** * 000000** Shares** **000000**Sha res**** 000000** Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares****000000** Shares****000000**S Shares****000000** Shares****000000 ** Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares****000000** Shares****000000** Shares****000000 Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares**** 000000** Shares****000000** Shares****000000** Shares****000000** ***ZERO HUNDRED THOUSAND THIS CERTIFICATE IS TRANSFERABLE IN ** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****0000 00** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****00 CITIES DESIGNATED BY THE TRANSFER 0000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares**** AGENT, AVAILABLE ONLINE AT  000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares**** 000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares**** ZERO HUNDRED AND ZERO*** www.computershare.com 000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares**** 000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares****000000** Shares**** FULLY-PAID AND NON-ASSESSABLE Shares OF CLASS A COMMON STOCK OF Ethos Technologies Inc. (hereinafter called the “Company”), transferable on the books of the Company in Total DTC person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and Holder the Shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Number Certificate InsuranceID Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with of the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Value Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Transaction Shares CUSIP/IDENTIFIER Numbers 1234567890/1234567890 1234567890/ 1234567890 1234567890/1234567890 1234567890/12345678901234567890/12345678901234567890/1234567890 Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. ....... DATED DD-MMM-YYYY 654321 FACSIMILE SIGNATURE TO COME CHNOLO COUNTERSIGNED AND REGISTERED: T E G 12345678 POR I COMPUTERSHARE TRUST COMPANY, N.A.  S C OR AT ES Num/No . O E TRANSFER AGENT AND REGISTRAR, H I President (8 T .SEAL·N C .) E . 654321Denom . XXXXXX .. ..  FACSIMILE SIGNATURE TO COME . CALIF RNI A . 1,000,000 . XX ...... O 7654321Total 12345678901234512345600XXXXXXXXXXX By Secretary AUTHORIZED SIGNATURE SECURITY INSTRUCTIONS ON REVERSE 1234567

ETHOS TECHNOLOGIES INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

For US purposes the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________ hereby sell, assign and transfer unto [   ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________________ 20__________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

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